SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):           September 28, 2005 (September 22, 2005)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                     (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 22, 2005, the Board of Directors (the “Board”) of Verso Technologies, Inc., a Minnesota corporation (the “Company”), amended the Verso Technologies, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), to eliminate the requirement that all options granted under the Plan vest at a rate of at least 20% per year over the five-year period following the date of grant.
     On September 23, 2005, the Company entered into Amendment #1 to Secured Convertible Promissory Note (the “Amendment”) with CITEL Technologies Limited (“CITEL U.K.”) and CITEL Technologies, Inc. (“CITEL U.S.” and, together with CITEL U.K., “CITEL”), which amends that certain Secured Convertible Promissory Note, dated January 21, 2005, in original principal amount of $3.5 million, made by CITEL in favor of the Company (the “Note”). The Amendment reduces from thirty (30) calendar days to three (3) business days the period of time in which CITEL may cure a payment default under the Note after notice thereof before the entire indebtedness represented by the Note becomes immediately due and payable.
     Pursuant to the Note, the Company agreed to certain subordination provisions with respect to the Company’s right to payment under the Note. In connection with this agreement and with entering into the Amendment, on September 23, 2005 the Company also entered into a Subordination Agreement (the “Subordination Agreement”) with CITEL’S senior lender (the “Lender”). Pursuant to the Subordination Agreement, the Company has agreed that all of CITEL’S indebtedness and obligations owing to the Company, whether currently existing or subsequently arising, including the obligations under the Note (the “Subordinated Debt”), are subordinated in right of payment of up to $5.0 million of CITEL’s obligations owing to the Lender, whether currently existing or subsequently arising (the “Senior Debt”), provided that the Company is entitled to receive regularly scheduled payments of principal and interest under the Subordinated Debt so long as a default under the Senior Debt has not occurred and is continuing and would not exist immediately after any such payment.
     The foregoing descriptions of the Plan, as amended, the Amendment and the Subordination Agreement are qualified in their entirety by reference to the full texts of such documents which are filed with this Current Report as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(a) — (b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

99.1	Verso Technologies, Inc. 1999 Stock Incentive Plan, as amended September 22, 2005.

99.2	Amendment #1 to Secured Convertible Promissory Note among the Company, CITEL Technologies Limited and CITEL Technologies, Inc. entered into on September 23, 2005.

99.3	Subordination Agreement dated as of September 23, 2005, between the Company and Bridge Bank, National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
and Executive Vice President

Dated: September 28, 2005

EXHIBIT INDEX
99.1	Verso Technologies, Inc. 1999 Stock Incentive Plan, as amended September 22, 2005.
99.2	Amendment #1 to Secured Convertible Promissory Note among the Company, CITEL Technologies Limited and CITEL Technologies, Inc. entered into on September 23, 2005.
99.3	Subordination Agreement dated as of September 23, 2005, between the Company and Bridge Bank, National Association.